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                                                                  EXECUTION COPY







                     FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC.

                             $20,000,000 PRINCIPAL AMOUNT

                                          OF

                        SUBORDINATED NOTES DUE OCTOBER 1, 2006

                               NOTE PURCHASE AGREEMENT


                             dated as of August 30, 1996


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                               NOTE PURCHASE AGREEMENT


                                  TABLE OF CONTENTS


SECTION 1.    DEFINITIONS...................................................  1

    1.1  Definitions........................................................  1

SECTION 2.    ISSUE OF NOTES................................................  1
    2.1  The Note...........................................................  1
         2.1.1  Maturity....................................................  1
         2.1.2  Principal Amount............................................  2
         2.1.3  Interest....................................................  2
         2.1.4  Interest Payments...........................................  2
         2.1.5  Principal Payments..........................................  2
         2.1.6  Prepayment..................................................  2
    2.2  Manner of Payment..................................................  3
    2.3  Use of Proceeds....................................................  3
    2.4  Closing............................................................  3
    2.5  Failure to Close...................................................  4
    2.6  Legend.............................................................  4

SECTION 3.    CLOSING CONDITIONS............................................  4
    3.1  Conditions to Each Party's Obligation to Effect
         the Purchase and Sale of the Note..................................  4
         (a)  Governmental and Regulatory Consents..........................  4
         (b)  Third Party Consents..........................................  5
         (c)  Purchase Permitted by Applicable Laws.........................  5
         (d)  Consummation of the Acquisition...............................  5
    3.2  Conditions to Obligation of the Purchaser..........................  5
         (a)  Representations and Warranties................................  5
         (b)  Event of Default..............................................  5
         (c)  Delivery of Documents.........................................  5
    3.3  Conditions to Obligation of the Company............................  6

SECTION 4.    REPRESENTATIONS AND WARRANTIES................................  6
    4.1  Organization; Bank Holding Company Registration....................  6
    4.2  Corporate Power; Authorization.....................................  6
    4.3  No Conflicts.......................................................  7
    4.4  Governmental Consents..............................................  7
    4.5  Subsidiaries.......................................................  7
    4.6  Compliance with Law................................................  8
    4.7  Required Licenses..................................................  8
    4.8  Litigation.........................................................  8
    4.9  Title to Assets....................................................  9
    4.10  Employee Benefits.................................................  9
    4.11  Environmental Matters............................................. 10
    4.12  Taxes............................................................. 11
    4.13  Financial Statements.............................................. 11


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    4.14  No Broker's Fee................................................... 11

SECTION 5.    COVENANTS..................................................... 11
    5.1  Payment of Note.................................................... 11
    5.2  Payment of Taxes................................................... 11
    5.3  Reports and Notices................................................ 12
         (a) Annual Financial Statements.................................... 12
         (b)  Quarterly Financial Statements................................ 12
    5.4  Maintenance of Properties.......................................... 12
    5.5  Maintenance of Corporate Existence................................. 12
    5.6  Compliance With Law................................................ 12
    5.7  Insurance.......................................................... 13

SECTION 6.    EVENTS OF DEFAULT; REMEDIES................................... 13
    6.1  Events of Default.................................................. 13
    6.2  Rights and Remedies................................................ 13
    6.3  Costs and Expenses................................................. 13

SECTION 7.    SUBORDINATION................................................. 13
    7.1  Note Subordinated to Senior Indebtedness........................... 13
    7.2  Payment Permitted if No Default.................................... 15

SECTION 8.    PAYMENT, REGISTRATION, EXCHANGE AND TRANSFER
              OF THE NOTE................................................... 15
    8.1  Appointment of Paying Agent........................................ 15
    8.2  Payments........................................................... 16
         8.3  Registration.................................................. 16
         8.4  Exchange and Transfer......................................... 16
         8.5  Replacement................................................... 16

SECTION 9.    MISCELLANEOUS................................................. 16

    9.1   Definitions....................................................... 16

    9.2  Course of Dealing.................................................. 19
    9.3  Notices............................................................ 19
    9.4  Purchaser Representations.......................................... 21
    9.5  Headings........................................................... 21
    9.6  Severability....................................................... 21
    9.7  Entire Agreement; Interpretation................................... 22
    9.8  Assignment......................................................... 22
    9.9  Amendment; Waiver.................................................. 22
    9.10  Governing Law; Consent to Jurisdiction............................ 22
    9.11  Counterparts...................................................... 22
    9.12 JURY WAIVER........................................................ 22
    9.13  Time.............................................................. 23


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                                EXHIBITS AND SCHEDULES

Exhibit A               Form of Subordinated Note

Schedule 4.4            Governmental Consents

Schedule 4.5            Subsidiaries

Schedule 4.6            Violations of Laws

Schedule 4.9            Encumbrances

Schedule 4.10           Employee Benefit Plans

Schedule 4.11           Violations of Environmental Laws; Hazardous
                        Substances

Schedule 4.12           Tax Matters


                                          iv

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                     FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC.
                                401 NORTH 31ST STREET
                             BILLINGS, MONTANA 59103-0639

                               NOTE PURCHASE AGREEMENT


    This Note Purchase Agreement ("Agreement") is made as of the 30th day of August, 1996 by and among the MONTANA BOARD OF INVESTMENTS (the "Purchaser") and FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC., a Montana corporation (the "Company").

                                   R E C I T A L S

    A. The Company has entered into a Stock Purchase Agreement ("Stock Purchase Agreement") dated as of May 24, 1996 by and among the Company and Wells Fargo & Company ("Wells Fargo") pursuant to which Wells Fargo has agreed to sell, and the Company has agreed to purchase, all of the issued and outstanding capital stock of First Interstate Bank of Montana, N.A. ("Montana Bank") and First Interstate Bank of Wyoming, N.A. ("Wyoming Bank"), (the Montana Bank and the Wyoming Bank shall be collectively referred to herein as the "Banks").

    B. In order to finance a portion of the purchase price to be paid by the Company for the acquisition of all of the issued and outstanding capital stock of the Banks (the "Acquisition"), the Company has agreed to sell, and the Purchaser has agreed to purchase, the Company's Subordinated Note in the principal amount of $20,000,000 (the "Note"), on the terms and conditions set forth herein.


                                  A G R E E M E N T

SECTION 1.    DEFINITIONS

    1.1 DEFINITIONS. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 9.1.

SECTION 2.    ISSUE OF NOTES

    2.1 THE NOTE. The Company will authorize the issue of the Note. The Note shall be dated October 1, 1996 ("Issuance Date"), shall be in substantially the form set forth on EXHIBIT A, and shall have the following terms:

         2.1.1 MATURITY. The Note shall mature and all unpaid principal and accrued interest shall be due and payable on October 1, 2006 ("Maturity Date").

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         2.1.2  PRINCIPAL AMOUNT.  The principal amount of the Note shall be
$20,000,000 and the purchase price for the Note shall be 100% of the principal amount.

         2.1.3 INTEREST. The Note shall bear interest from the Closing Date, computed on the basis of actual days elapsed and a year of 360 days and months of 30 days, on the unpaid principal amount thereof at a rate per annum equal to the yield to maturity on actively traded U.S. Treasury instruments having a maturity date closest to the weighted average life of the Note, taking into account the amortization schedule set forth in Section 2.1.5, three Business Days prior to the Closing Date, and rounded to the nearest one-eighth of a percent (the "Base Rate") plus 90 basis points (the "Spread"), (the Base Rate plus the Spread shall be referred to herein as the "Treasury Rate"); PROVIDED, HOWEVER, that if the Treasury Rate is less than 7.00% per annum, the Note shall bear interest at the rate of 7.00% per annum, and if the Treasury Rate is greater than 8.25% per annum, the Note shall bear interest at the rate of 8.25% per annum. The parties agree that if the Base Rate cannot be established by examining a single U.S. Treasury instrument, the parties shall in good faith establish the Base Rate by a process of interpolation using yields on actively traded U.S. Treasury instruments having maturities near the weighted average maturity life of the Note.

         2.1.4 INTEREST PAYMENTS. Interest shall be payable semiannually in arrears, commencing on April 1, 1997 and continuing on each October 1 and April 1 thereafter until the Note has been paid in full. On the first interest payment date, interest shall be payable for the period from the Closing Date to such payment date.

         2.1.5 PRINCIPAL PAYMENTS. Interest shall be payable in the amounts and on the dates set forth below:

    Date                          Repayment Amount
    ----                          ----------------
    October 1, 2002               $3,400,000
    October 1, 2003               $3,700,000
    October 1, 2004               $4,000,000
    October 1, 2005               $4,300,000
    October 1, 2006               $4,600,000

         2.1.6 PREPAYMENT. Upon the occurrence of a Change of Control of the Company, the Company shall have the right to prepay in full, but not in part, the outstanding principal balance on the Note, provided that: (a) the Company shall, at least thirty (30) calendar days prior to making any such prepayment, deliver to the Holder a written notice which sets forth the amount of the prepayment and the date on which the prepayment will be made ("Prepayment Date"); (b) on the Prepayment Date the Company shall pay all accrued and unpaid


                                          2

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interest relating to the amount prepaid through the Prepayment Date; and (c) on the Prepayment Date, the Company shall pay the Make-Whole Amount, if any, resulting from the prepayment. "Make-Whole Amount" shall mean (i) the amount by which (A) the present value of the amount of interest which would have accrued on the amount prepaid during the period commencing on the Prepayment Date and ending on the Maturity Date ("Remaining Loan Period") exceeds (B) the present value of the amount of interest that Holder would earn if the amount prepaid were reinvested for the "Remaining Loan Period" in U.S. Treasury obligations having a weighted average life approximately equal to the Remaining Loan Period. For purposes of calculating present value, the discount rate will be the rate of interest accruing on the U.S. Treasury obligations selected in (i)(B) above. If the Make-Whole Amount would be less than zero, it shall be deemed to be zero.

    2.2 MANNER OF PAYMENT. The Company shall deposit with the Paying Agent all payments that the Company is required or permitted to make under this Agreement no later than noon, Mountain Time, on the date payment is due or permitted, by wire transfer of immediately available funds in accordance with wire transfer instructions as designated in writing by the Paying Agent. All amounts deposited with the Paying Agent shall be held in trust by it and applied by it to the payment to the Holder of such amounts, no later than 3:00 p.m. Mountain Time on the date payment is received by the Paying Agent, by wire transfer of immediately available funds, (a) if the Purchaser is the Holder, to the following account of Purchaser in accordance with wire transfer instructions as designated in writing by the Purchaser, or (b) if Purchaser is not the Holder, to the account of the Holder, and in accordance with the wire transfer instructions set forth in the register maintained pursuant to Section 8.2 of this Agreement. Whenever any payment required under this Agreement is due on a day which is not a Business Day, such payment shall be made on the next Business Day.

    2.3 USE OF PROCEEDS. The proceeds of the sale and purchase of the Note shall be used to fund the Acquisition and the balance, if any, to fund the Company's working capital.

    2.4 CLOSING. The closing of the sale and purchase of the Note ("Closing") shall take place at 10:00 a.m. Mountain Time, at the offices of Holland & Hart, 401 North 31st Street, Suite 1500, Billings, Montana, on October 1, 1996, or such other date as the Company and the Purchaser mutually agree (the "Closing Date"), which date shall be no later than December 31, 1996 ("Outside Closing Date"). At the Closing, the Company will deliver to the Purchaser a single Note, in the principal amount of $20,000,000, dated the Closing Date, and payable to the Purchaser or its designated nominee or custodian.

    2.5 FAILURE TO CLOSE. (a) It is agreed that it is impossible to determine with certainty the damages which will accrue to Purchaser in the event that the Closing does not occur on or before the Outside Closing Date as a result of the Company's failure to satisfy, or to cause the satisfaction of, any of the conditions set forth in Section 3.1(b) or 3.2(a) of this Agreement. Therefore, the Company agrees that if Closing does not occur on or before the Outside Closing Date as a result of the Company's failure to satisfy, or to cause the satisfaction of, any of the conditions set forth in Section 3.1(b) or 3.2(a) of this Agreement, the Company shall pay the Purchaser a fee of $200,000 on January 1, 1997 by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth in Section 2.2 of this Agreement.

         (b) It is agreed that it is impossible to measure in money the damages which will accrue to the Company in the event that the Closing does not occur on or before the Outside Closing Date as a result of the Purchaser's failure to satisfy, or cause the satisfaction of, any of the conditions set forth in
Section 3.1(b) or 3.3 of this Agreement. Therefore, the Purchaser agrees that if Closing does not occur on or before the Outside Closing Date as a result of the Purchaser's failure to satisfy, or to cause the satisfaction of, any of the conditions set forth in Sections 3.1(b) or 3.3 of this Agreement, the Company may pursue all remedies available to it under applicable law, including without limitation, specific performance.

    2.6 LEGEND.  The Note shall contain the following legend:

              "THIS SUBORDINATED NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY AND IS SUBORDINATE IN RIGHT OF PAYMENT TO ALL SENIOR INDEBTEDNESS (AS DEFINED IN THE NOTE PURCHASE AGREEMENT DATED AS OF AUGUST 30, 1996) OF THE COMPANY."


SECTION 3.    CLOSING CONDITIONS

    3.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE PURCHASE AND SALE OF THE NOTE. The respective obligation of each of the Company and the Purchaser to consummate the purchase and sale of the Note is subject to the fulfillment, or written waiver by the Company and the Purchaser, of each of the following conditions:

         (a) GOVERNMENTAL AND REGULATORY CONSENTS. The approval of (i) the Federal Reserve Board ("FRB") of the issuance of the Note on the terms and conditions set forth herein, and (ii) the FRB of the inclusion of the indebtedness of the Company


                                          4

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evidenced by the Note in the Company's Tier 2 Capital, and (iii) the FRB and the
Wyoming state banking commissioner of the Acquisition, shall have been obtained and shall be in full force and effect and all related waiting periods, if any, shall have expired.

         (b) THIRD PARTY CONSENTS. All consents or approvals of all Persons (other than the consents set forth in Section 3.1(a)) required for or in connection with the execution, delivery and performance of this Agreement and the consummation of the purchase and sale of the Note shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval would not have a Material Adverse Effect.

         (c) PURCHASE PERMITTED BY APPLICABLE LAWS. No United States or state court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

         (d) CONSUMMATION OF THE ACQUISITION. All conditions to the Acquisition shall have been satisfied or waived on or prior to December 31, 1996.

    3.2 CONDITIONS TO OBLIGATION OF THE PURCHASER. The obligation of the Purchaser to consummate the purchase of the Note is also subject to the fulfillment, or written waiver by the Purchaser, of each of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in Section 4 of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct in all material respects as of such date), and the Purchaser shall have received a certificate, dated as of the Closing Date, signed on behalf of the Company by an Executive Officer of the Company to such effect.

         (b) EVENT OF DEFAULT. No event shall have occurred which, if the Note had been outstanding on and after the date hereof, would constitute an Event of Default on such Closing Date.
         (c) DELIVERY OF DOCUMENTS. The Company shall have executed and delivered to the Purchaser the following:

              (i) the Note;


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              (ii) a copy of (A) the bylaws of the Company, and (B) the
resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement, the issuance of the Note, and the consummation of the transactions contemplated by this Agreement, certified as true and complete copies by the Secretary of the Company;

              (iii) a copy of the certificate of incorporation of the Company, certified as true and complete by the Montana Secretary of State; and

              (iv) a certificate issued by the Montana Secretary of State certifying that the Company is in good standing in such State.

    3.3 CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to consummate the sale of the Note is also subject to the fulfillment, or written waiver by the Company, prior to the Closing Date of each of the following conditions:

         (a) the Company shall have received a copy of the resolutions of the Purchaser authorizing the execution and delivery of this Agreement and the purchase of the Note, certified as true and complete by the Secretary of the Purchaser.

         (b) the Company shall have received payment from the Purchaser, by wire transfer of immediately available funds, in the amount of $20,000,000, to the account specified in and in accordance with wire transfer instructions as designated in writing by the Company.

SECTION 4.    REPRESENTATIONS AND WARRANTIES

    4.1 ORGANIZATION; BANK HOLDING COMPANY REGISTRATION. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Montana, with its chief executive offices located in Billings, Montana. The Company is a bank holding company registered under the Bank Holding Company Act of 1956, as amended.

    4.2 CORPORATE POWER; AUTHORIZATION. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The issuance of the Note on the terms and conditions contained herein has been duly and validly authorized by the Company and, when the

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Note is issued, sold and delivered in the manner set forth in this Agreement, will be the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

    4.3 NO CONFLICTS. Neither the execution and delivery of this Agreement nor the performance of the transactions contemplated hereby, will: (a) violate, conflict with or result in a default under (i) any material contract, instrument, agreement, indenture, obligation or commitment to which the Company is a party or by which the Company or its assets are bound, (ii) any provision of the certificate of incorporation or bylaws of the Company, or (iii) any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which the Company is subject.

    4.4 GOVERNMENTAL CONSENTS. Except as set forth in Schedule 4.4, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any governmental or regulatory authority, agency, court, commission or other entity ("Governmental Entities"), in connection with the execution, delivery or performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby.

    4.5 SUBSIDIARIES. The Subsidiaries of the Company and the percentage of issued and outstanding shares of stock of each such Subsidiary owned of record and beneficially by the Company are as set forth in Schedule 4.5. All of the issued and outstanding shares of capital stock of the Company's Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable. Except as set forth on Schedule 4.5, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of any of the Company's Subsidiaries. Each such Subsidiary has been duly incorporated and is validly existing and in good standing under the laws of the state of its incorporation. Each such Subsidiary has the corporate power and authority to own its properties and conduct its business as presently conducted and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which
(a) its ownership or lease of real property or the conduct of its business makes such qualification necessary and (b) the failure to so qualify would have a Material Adverse Effect. Other than the Subsidiaries set forth on Schedule 4.5, the Company owns no capital stock or other equity, ownership or proprietary interest in any other entity. The deposit accounts

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of each of the Company's Subsidiaries which are banks are insured by the Bank
Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") up to the maximum applicable amount in accordance with the rules and regulations of the FDIC, and no proceedings for the termination or revocation of such membership or insurance are pending, or, to the knowledge of the Company, threatened.

    4.6 COMPLIANCE WITH LAW. Except where the failure to comply would not have a Material Adverse Effect and except as disclosed in Schedule 4.6, the Company and its Subsidiaries are in compliance, in the conduct of their respective businesses, with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Fair Lending Laws.

    4.7 REQUIRED LICENSES. Except where such failure would not have a Material Adverse Effect, the Company and its Subsidiaries have all permits, licenses, certificates of authority, orders and approvals of, and have made all filings, applications and registrations with, Governmental Entities, that are required in order to permit them to carry on their respective businesses as presently conducted. Neither the Company nor any of its Subsidiaries has received notification or communication from any Governmental Entity (including the OCC and any other bank, insurance and securities regulatory authorities) or the staff thereof, which remains in effect (a) asserting that the Company or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances that such Governmental Entity enforces; (b) threatening to revoke any license, franchise, permit or governmental authorization of the Company or any of its Subsidiaries; or (c) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, FDIC deposit insurance of the Company's Subsidiaries which are banks.

    4.8 LITIGATION. There are no criminal or administrative investigations or hearings of, before or by any Governmental Entity, or civil, criminal or administrative actions, suits, claims or proceedings of, before or by any person or entity (including any Governmental Entity) pending or, to the knowledge of the Company's Executive Officers, threatened, against the Company or any of its Subsidiaries (including, without limitation, under any of the Fair Lending
Laws); and neither the Company nor any of its Subsidiaries is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or similar submission to, any Governmental Entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including, without limitation, the Comptroller of the Currency (the "OCC") and the FDIC) or the supervision or regulation of it or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has been advised by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, or similar submission.

    4.9 TITLE TO ASSETS. Except as disclosed or reserved against in the Call Reports or as disclosed in Schedule 4.9, the Company and its Subsidiaries have good and marketable title, free and clear of all liens, claims, security interests or other encumbrances (except those encumbrances which do not interfere in any material respect with the use of the property or the conduct of the business of the Company and its Subsidiaries) their properties and assets, tangible or intangible.

    4.10 EMPLOYEE BENEFITS. (a) Schedule 4.10 sets forth, as of the date of this Agreement, a true and complete list of each employee benefit plan, arrangement or agreement (the "Plans") that covers employees or former employees (the "Employees") of the Company and its Subsidiaries (each, an "ERISA Affiliate"), which together would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         (b) All of the Plans of the Company and its ERISA Affiliates have been operated and administered in all material respects in accordance with ERISA and the Internal Revenue Code (the "Code") and each of the Plans which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and which is intended to be "qualified" under Section 401(a) of the Code is so qualified. There are no pending, threatened or anticipated claims (other than routine claims for benefits) by, or on behalf of or against any of the Plans or any trusts related thereto.

         (c) All required contributions which are due from the Company and its ERISA Affiliates have either been made or properly accrued, and no Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA. Neither the Company nor any ERISA Affiliate has incurred, directly or indirectly, any liability (including material contingent liability) to or on account of a Plan pursuant to Title IV of ERISA. No proceedings have been instituted to terminate any Plan that is subject to Title IV of ERISA. The current value of the assets of each of the Plans that is subject to Title IV of ERISA, based upon the actuarial assumptions (to the extent reasonable) presently used by such Plan, exceeds the present value of the accrued benefits under such Plan.

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    4.11 ENVIRONMENTAL MATTERS.  (a) For purposes of this Section 4.11, the following terms shall have the indicated meaning:

    "BUSINESS" means the business conducted by the Company and its Subsidiaries.

    "ENVIRONMENTAL LAW" means any law, regulation, order or decree relating to Hazardous Substances or the protection of the environment.

    "HAZARDOUS SUBSTANCES" means substances which are listed or classified pursuant to any Environmental Law, including any petroleum products or byproducts, polychlorinated biphenyls ("PCBs"), radioactive materials or radon gas.

         (b) Except as disclosed in Schedule 4.11, the Company and its Subsidiaries, and all real property owned by the Company or its Subsidiaries (collectively, "Real Property"), are in material compliance with applicable Environmental Laws.

         (c) There are no pending claims, actions, or proceedings involving the Company or any of its Subsidiaries relating to:

              (i) an asserted liability of the Company or its Subsidiaries under any Environmental Law or the terms and conditions of any permit, license, authority, settlement, agreement, decree or other obligation pursuant to any Environmental Law;

              (ii) the handling, storage, use, transportation, removal or disposal of Hazardous Substances;

              (iii) the discharge, release or emission of Hazardous Substances from, on or under or within the Real Property into the air, water, surface water, ground water, land surface or subsurface strata; or

              (iv) personal injuries or damage to property caused by a release of Hazardous Substances.

         (d) Except as disclosed in Schedule 4.11, to the knowledge of the Company's Executive Officers and the Executive Officers of the Company's Subsidiaries, no Hazardous Substances have been used, handled, stored, released or emitted by the Company or its Subsidiaries at or on any Real Property except in compliance with applicable Environmental Laws and as would not be reasonably expected to create conditions requiring remediation under any Environmental Law.

    4.12 TAXES. The Company has timely filed, for itself and on behalf of its Subsidiaries, all tax returns reasonably deemed by the Company to be required and has paid all Taxes due, payable or owed for all periods for which returns are required to be filed, other than Taxes contested in good faith. Except as set forth on Schedule 4.12, (a) no governmental entity has, during the past three years, examined or is in the process of examining any tax returns of either the Company or its Subsidiaries, and (b) no governmental entity has proposed any deficiency, assessment, or claim for Taxes against either the Company or its Subsidiaries.

    4.13 FINANCIAL STATEMENTS. The Company has furnished to the Purchaser its consolidated financial statements for its three most recent fiscal years. (Such financial statements are collectively referred to as the "Reports".) The consolidated financial statements and related notes included in the Reports present fairly the consolidated financial position of the Company and its Subsidiaries at the dates of the balance sheets included therein and the consolidated results of their operations for the periods covered and were prepared in conformity with GAAP consistently applied, except as may be noted therein. Since January 1, 1996, there has been no change in the financial condition or business of the Company or its Subsidiaries, taken as a whole, which would constitute a Material Adverse Effect.

    4.14 NO BROKER'S FEE. Except for fees payable to D.A. Davidson & Co., which are payable by the Company, the Company has not incurred any liability for any finder's or broker's fee in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.


SECTION 5.    COVENANTS

    The Company covenants and agrees that:

    5.1 PAYMENT OF NOTE. The Company will punctually pay or cause to be paid the principal and interest to become due in respect of the Note according to the terms thereof and hereof.

    5.2 PAYMENT OF TAXES. The Company and its subsidiaries will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all Taxes levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

    5.3 REPORTS AND NOTICES. The Company shall provide to the Purchaser the following reports, information and notices:

         (a) ANNUAL FINANCIAL STATEMENTS. As soon as available, but in no event later than 120 days after the end of any fiscal year of the Company occurring while the Note is outstanding, annual financial statements of the Company and its Subsidiaries on a consolidated basis, prepared in accordance with GAAP consistently applied which shall: (i) be audited by independent certified public accountants selected by the Company; (ii) be accompanied by a report of such accountants containing an opinion of such accountants; and
(iii) include a balance sheet, an income statement, a statement of cash flows, a statement of stockholders' equity, and all notes and schedules relating thereto.

         (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available, but in no event more than 60 days after the end of each of the first three quarters in any fiscal year of the Company occurring while this Agreement is in effect, the following financial statements of the Company and its Subsidiaries on a consolidated basis, prepared in accordance with GAAP consistently applied: (i) a balance sheet, (ii) an income statement, and (iii) a statement of stockholders' equity, for such quarter and for the year to date.

    5.4 MAINTENANCE OF PROPERTIES. The Company will cause its properties and the properties of its Subsidiaries used or useful in the conduct of the business of the Company and its Subsidiaries to be maintained and kept in good conditions, repair and working order and supplied with all necessary facilities and equipment and will cause to be made all necessary repairs, renewals, replacements and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that the foregoing shall not prevent the Company or a Subsidiary from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Company desirable in the conduct of its business and not disadvantageous in any material respect to the Purchaser.

    5.5 MAINTENANCE OF CORPORATE EXISTENCE. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, of the Company and its Subsidiaries.

    5.6 COMPLIANCE WITH LAW. The Company and its subsidiaries shall comply with all statutes, rules, regulations and orders of and restrictions imposed by governmental and administrative authorities and agencies applicable to the Company and its subsidiaries.

    5.7 INSURANCE. Subject to the right to sell, abandon or otherwise dispose of any building or property whenever in the opinion of the Company the retention thereof is inadvisable or not necessary to the business of the Company and its Subsidiaries, the Company will at all times cause all buildings, equipment and other insurable properties owned or operated by it or any Subsidiary to be insured with responsible insurance carriers against loss or damage by fire and other hazards, to the extent, and in such amounts, as is customary among corporations owning or operating properties of a similar character.

SECTION 6.    EVENTS OF DEFAULT; REMEDIES

    6.1 EVENTS OF DEFAULT. Upon the commencement by the Company of any voluntary bankruptcy proceeding or the entry of a decree or order for relief in an involuntary bankruptcy proceeding under Chapter 7 or Chapter 11 of the Bankruptcy Code (an "Event of Default"), the outstanding principal amount of the Note, and the interest accrued thereon, shall be immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character.

    6.2 RIGHTS AND REMEDIES. Subject to the provisions of Section 7 of this Agreement, upon the occurrence of an Event of Default, the Purchaser shall be entitled to institute a judicial proceeding for the collection of the money so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company and collect the money adjudged or decreed to be payable in the manner provided by law out of the property of the Company.

    6.3 COSTS AND EXPENSES. The Company covenants that if payment of the outstanding principal of, and accrued interest on, the Note is accelerated, the Company will pay to the Purchaser, to the extent permitted under applicable law such further amount (in addition to any amounts due under the Note) as shall be sufficient to cover the reasonable costs and expenses of collection, including reasonable attorneys' fees and expenses for all services rendered in connection therewith.

SECTION 7.    SUBORDINATION

    7.1 NOTE SUBORDINATED TO SENIOR INDEBTEDNESS. The Company covenants and agrees, and the Purchaser and each subsequent Holder, by such Holder's acceptance thereof, likewise covenants and agrees, that the indebtedness evidenced by the Note is subordinate and junior in right of payment to all Senior Indebtedness. Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of these subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Indebtedness or extension or renewal of the Senior Indebtedness.

         (a) Upon the occurrence of a Senior Indebtedness Default, then, upon written notice of such Senior Indebtedness Default to the Company by the holders of such Senior Indebtedness, unless and until such Senior Indebtedness Default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of or interest on the Note, or in respect of any redemption of the Note.

         (b)  In the event of:

              (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company;

              (ii) any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

              (iii) any assignment by the Company for the benefit of creditors;
or

              (iv) any other marshalling of the assets of the Company,

all Senior Indebtedness of the Company (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to the Holder of the Note. Any payment or distribution, whether in cash or other property, which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the Note shall be paid or delivered directly to the holders of the Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest accruing thereon after the commencement of any such proceedings) shall have been paid in full.

         (c) In the event that, notwithstanding the foregoing, any payment or distribution of any character, whether in cash or other property, shall be received by the Holder in contravention of any of the terms hereof, such payment or distribution shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full. In the event of the failure of the Holder to endorse or assign any such payment or distribution, each holder of Senior Indebtedness of the Company is hereby irrevocably authorized to endorse or assign the same.

         (d) No present or future holder of any Senior Indebtedness shall be prejudiced in the right to enforce subordination of the indebtedness evidenced by the Note by any act or failure to act on the part of the Company. Nothing contained herein shall impair, as between the Company and Holder, the obligation of the Company to pay to Holder, the principal of and interest on, the Note or prevent Holder from exercising all rights, powers and remedies otherwise permitted by applicable law or hereunder upon the occurrence of an Event of Default, all subject to the rights of the holders of the Senior Indebtedness of the Company to receive cash or other property otherwise payable or deliverable to Holder.

         (e) Upon any payment or distribution of assets of the Company referred to in this Section 7.1, Holder shall be entitled to rely upon an order or decree made by any court of competent jurisdiction in which such dissolution or winding up or liquidation or reorganization or arrangement proceedings are pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other person making such payment or distribution, delivered to Holder, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto. In the absence of any such bankruptcy trustee, receiver, assignee or other person, Holder shall be entitled to rely upon a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder) as evidence that such Person is a holder of such Senior Indebtedness (or is such a trustee or representative).

    7.2 PAYMENT PERMITTED IF NO DEFAULT. Notwithstanding any provision in this Agreement to the contrary, the Company may make payments of the principal of, and interest on, the Note so long as no Senior Indebtedness Default has occurred and is continuing.


SECTION 8.    PAYMENT, REGISTRATION, EXCHANGE AND TRANSFER OF THE NOTE.

    8.1 APPOINTMENT OF PAYING AGENT. The Company and the Purchaser agree to appoint First Trust Company of Montana, or another independent third party acceptable to the Purchaser as paying agent and registrar for the Notes.

    8.2 PAYMENTS. Payments of principal and interest in respect of the Note shall be paid at the Holder's address for payment set forth in the register maintained by the Company or the Paying Agent pursuant to Section 8.3 of this Agreement. Presentment or notation of payment shall not be required.

    8.3 REGISTRATION. The Paying Agent shall maintain a true and complete register showing the name, address, and wire transfer instructions of the Holder, and all transfers of the Note and the names and addresses of the transferees. The Person in whose name the Note is registered shall be deemed and treated as the owner of the Note for all purposes of this Agreement and shall be entitled to the principal and interest evidenced by the Note in accordance with the provisions of this Agreement, and the Company shall not be affected by any notice or knowledge to the contrary.

    8.4 EXCHANGE AND TRANSFER. A Holder may surrender any outstanding Note issued pursuant to the terms of this Agreement and held by Holder for exchange at the principal office of the Paying Agent. Within a reasonable time thereafter and without expense (other than any applicable transfer taxes) to the Holder, the Company shall issue another Note in exchange. Such Note shall be of like tenor, shall be dated and bear interest from the date to which interest has been paid on, and shall be for the same aggregate principal amount as the unpaid principal amount of, the surrendered note. Each new Note shall be registered by the Company in such name or names as the surrendering Holder may designate. Any Holder transferring its Note hereunder (x) will, prior to the delivery of such Note make a notation thereon of all principal, if any, prepaid on such Note and will also note thereon the date to which interest has been paid on such Note, and (y) will notify the Company of the name and address of the transferee of any Note so transferred.

    8.5 REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and upon delivery of indemnity reasonably satisfactory to the Company, and in the case of mutilation, upon surrender and cancellation of such Note, the Company will issue a new Note, of like tenor and principal amount and dated the date to which interest has been paid.


SECTION 9.    MISCELLANEOUS

    9.1  DEFINITIONS.  For purposes of this Agreement:

    "Bankruptcy Code" shall mean Title 11 of the United States Code, as amended from time to time.

    "Business Day" shall mean any day other than a Saturday or Sunday and other than a day which is a Federal legal holiday or a legal holiday for banks in the State of Montana.

    "Call Reports" shall mean the each Consolidated Report of Condition filed by the Company's Subsidiaries which are banks with respect to periods since January 1, 1996.

    "Change of Control" shall mean any transaction or series of transactions (including without limitation a tender offer, merger or consolidation) the result of which is that any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Principals and their Related Parties, or a trustee or other fiduciary holding equity securities under an employee benefit plan of the Company becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of 50% or more of the aggregate voting power of all classes of voting stock of the Company.

    "Code" shall mean the Internal Revenue Code of 1986, as amended, from time to time, or any successor statute thereto.

    "Executive Officer" shall mean (a) for the Company, the chief executive officer, president and chief financial officer; and (b) for the Company's Subsidiaries which are banks, the chief executive officer, president and executive vice presidents.

    "Fair Lending Laws" shall mean the National Bank Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws or other laws relating to discrimination.

    "GAAP" shall mean generally accepted accounting principles as from time to time defined by controlling pronouncements of the Financial Accounting Standards Board or any successor organization, consistently applied.

    "Holder" shall mean the Person in whose name the Note is registered pursuant to Section 8.2.

    "Material Adverse Effect" shall mean an effect which (a) is materially adverse to the business, financial condition, results of operations or prospects of the Company and its Subsidiaries taken as a whole, (b) significantly and adversely affects the ability of the Company to consummate the transactions contemplated hereby or to perform its material obligations hereunder, or (c) enables any person or entity to prevent the consummation of the transactions contemplated hereby; PROVIDED, HOWEVER, that any effect resulting from (i) actions or omissions of the Company taken with the prior consent of the Purchaser in contemplation of the transactions provided for herein or (ii) circumstances affecting the banking industry in Montana or Wyoming generally shall be deemed not to be a Material Adverse Effect.

    "Person" shall mean a corporation, association, partnership, joint venture, trust, organization, business, individual or government or any governmental agency or political subdivision thereof.

    "Principals and Related Parties" shall mean the following individuals, any trusts for their benefit, and their executors or heirs: James R. Scott; Homer Scott, Jr.; Dan S. Scott; Thomas W. Scott; Susan Scott Heyneman; John M. Heyneman; Thomas Scott Heyneman; James R. Heyneman; Charles Matthew Heyneman; Alexander Paul Heyneman; Randall Isham Scott; Ronald Noel Scott; Riki Rae Scott Davidson; Risa Kae Scott; Rae Ann Scott; Sarah E. Scott Suzor; Samuel Moise Suzor; Jonathan R. Scott; Julie Anne Scott; Jeanne I. Scott; Susan Elizabeth Scott; James Marshall Scott; Homer Rollins Scott; Sandra Arlene Scott; Janet E. Scott; James R. Scott, Jr.; Courtney L. Scott; Dana A. Scott; Joan Scott.

    "Senior Indebtedness" shall mean any obligation of the Company to pursuant to the Loan Agreement between the Company, First Security Bank, N.A., Wells Fargo Bank, National Association and Colorado National Bank, as amended from time to time, or to its general creditors, whether now outstanding or subsequently incurred.

    "Senior Indebtedness Default" shall mean an event of default or a default under any of the Senior Indebtedness.

    "Subsidiary" shall mean any Person of which the Company owns, directly or indirectly, 50% or more of the issued and outstanding voting capital stock or general partnership interest.

    "Tax" shall mean any tax or similar governmental charge, assessment or levy (including, without limitation, income taxes, franchise taxes, transfer taxes or fees, stamp taxes, sales taxes, use taxes, excise taxes, ad valorem taxes, withholding taxes, employee withholding taxes, worker's compensation, payroll taxes, unemployment insurance, social security, or minimum taxes), together with any related liabilities, penalties, fines, additions to tax or interest, imposed by the United States or any state, county, provincial, local or foreign government or subdivisions or agency thereof.

    "Tier 2 Capital" shall have the meaning and characteristics ascribed to such term in Appendix A to 12 C.F.R. Part 225.

    The following terms are defined elsewhere in the Agreement:

              Term                          Section
              ----                          --------

         "Acquisition"                      Recitals
         "Agreement"                        Recitals
         "Banks"                            Recitals
         "Base Rate"                        Section 2.1.3
         "Business"                         Section 4.11(a)
         "Closing"                          Section 2.4
         "Closing Date"                     Section 2.4
         "Code"                             Section 4.10(b)
         "Company"                          Recitals
         "Employees"                        Section 4.10(a)
         "Environmental Law"                Section 4.11(a)
         "ERISA"                            Section 4.10(a)
         "ERISA Affiliate"                  Section 4.10(a)
         "Event of Default"                 Section 6.1
         "FDIC"                             Section 4.5
         "FRB"                              Section 3.1(a)
         "Governmental Entities"            Section 4.4
         "Hazardous Substances"             Section 4.11(a)
         "Issuance Date"                    Section 2.1
         "Make-Whole Amount"                Section 2.1.6
         "Maturity Date"                    Section 2.1.1
         "Montana Bank"                     Recitals
         "Note"                             Recitals
         "OCC"                              Section 4.8
         "Outside Closing Date"             Section 2.4
         "Paying Agent"                     Section 8.1
         "Prepayment Date"                  Section 2.1.6
         "Purchaser"                        Recitals
         "Real Property"                    Section 4.11(b)
         "Remaining Loan Period"            Section 2.1.6
         "Reports"                          Section 4.14
         "Securities Act"                   Section 9.4
         "Spread"                           Section 2.1.3
         "Stock Purchase Agreement"         Recitals
         "Treasury Rate"                    Section 2.1.3
         "Wells Fargo"                      Recitals
         "Wyoming Bank"                     Recitals

    9.2 COURSE OF DEALING. For the purposes of this Agreement and all documents and instruments executed pursuant hereto, except as otherwise specifically set forth herein or therein, no course of dealing between the Company and Holder and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof.

    9.3 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given (a) on the date of delivery if delivered personally or by facsimile upon confirmation of receipt,
(b) on the first business day following the date of mailing if delivered by next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices, requests, instructions or other documents to be given hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice, request, instruction or document in accordance with this Section 9.3:

         (a)  If to the Company:

              FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC.
              401 N. 31st Street
              Billings, Montana  59101-1200
              Facsimile:  406-255-5069
              Attention:  Thomas W. Scott
                          Terrill R. Moore

              with a copy to:

              Holland & Hart LLP
              401 North 31st Street
              Suite 1500
              Billings, Montana  59101-1200
              Facsimile:  406-252-1669
              Attention:  David R. Chisholm, Esq.


         (b)  If to the Purchaser:

              MONTANA BOARD OF INVESTMENTS
              P.O. Box 200126
              555 Fuller Avenue
              Helena, Montana 59620-0126
              Facsimile:  406-449-6579
              Attention:  Chief Investment Officer

         (c)  If to the Paying Agent:

              First Trust Company of Montana
              First Trust Building
              303 North Broadway, 2nd Floor
              P.O. Box 30678
              Billings, Montana  59115
              Facsimile:  406-657-8034
              Attention:  Corporate Trust Officer

    9.4 PURCHASER REPRESENTATIONS. Purchaser represents and warrants to the Company (a) that it will acquire the Note for its own account, for the purpose of investment and not with a view to the distribution of the Note or any part thereof; PROVIDED, HOWEVER, that the disposition of the Purchaser's property shall be at all times within its own control and the provisions hereof shall be without prejudice to the Purchaser's right at all times to sell or otherwise dispose of all or any part of the Note in compliance with applicable securities law, (b) that the acquisition of the Note will not constitute a "prohibited transaction" (as such term is defined under ERISA) under Section 406 of ERISA or
Section 4975 of the Code, and (c) that it has not, directly or indirectly, incurred and will not directly or indirectly incur any obligation for any finder's or broker's or similar fees or commissions in connection with this Agreement, the issuance and delivery of the Note, or the transactions contemplated hereby. The acquisition of the Note by the Purchaser at Closing shall constitute confirmation by it of the accuracy of the foregoing representations and warranties on and as of the time the Note is issued.

    The Purchaser acknowledges that the Note has not been registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), or the securities laws of any state or other jurisdiction and cannot be disposed of unless it is subsequently registered under the Securities Act and any applicable state laws or exemption from such registration is available. The Purchaser agrees not to transfer the Note except in accordance with all applicable securities laws. The Purchaser agrees to the imprinting, so long as the securities are not registered under the Securities Act or the securities laws of any state, of the following legend on the Note:

         "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE
         SECURITIES ACT OF 1933, AS AMENDED, OR ANY
         STATE SECURITIES LAW AND MAY BE REOFFERED AND
         SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION
         FROM SUCH REGISTRATION IS AVAILABLE."

    9.5 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    9.6 SEVERABILITY. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

    9.7 ENTIRE AGREEMENT; INTERPRETATION. This Agreement, including the Schedules hereto, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral. It is the intention of the parties that this Agreement shall not be construed more strictly with regard to one party than with regard to any other party.

    9.8 ASSIGNMENT. Without the written consent of the other parties hereto, this Agreement shall not be assigned by operation of law or otherwise (any attempted assignment in contravention hereof being null and void).

    9.9 AMENDMENT; WAIVER. This Agreement may not be amended or modified except by written agreement executed and delivered by duly authorized officers of the parties. Waiver of any term or condition of this Agreement (including any extension of time required for performance) shall only be effective if in writing, executed and delivered by a duly authorized officer of the waiving party, and shall not be construed as a waiver of any subsequent breach of the same term or condition or as a waiver of any other term or condition of this Agreement. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

    9.10 GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Montana. Each party hereto for such party and such party's successors and assigns agrees that the State of Montana shall be the exclusive venue (to the extent that subject matter jurisdiction exists) for all causes of action arising out of this Agreement. This consent to jurisdiction and venue shall not be deemed a waiver of any right of any party to remove any litigation to a federal court located in the State of Montana.

    9.11 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    9.12 JURY WAIVER. EACH OF THE COMPANY AND THE PURCHASER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, SUIT, OR COUNTERCLAIM ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY

WAY CONNECTED WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

    9.13 TIME.  Time is of the essence.


    IN WITNESS WHEREOF, the Company and the Purchaser have caused this Agreement to be duly executed as of the date first written above by their respective officers thereunto duly authorized.


                        FIRST INTERSTATE BANCSYSTEM OF
                        MONTANA, INC.


                        By:___________________________
                        Name:  Thomas W. Scott
                        Title: President & Chief
                               Executive Officer


                        MONTANA BOARD OF INVESTMENTS


                        By:___________________________
                        Name: Robert T. Bugni, CFA
                        Title: Assistant Investment Officer